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                                                                   Exhibit 10.16

                                    EXHIBIT A

                        CONFIDENTIAL SEPARATION AGREEMENT
                               AND GENERAL RELEASE

         THIS AGREEMENT, made and entered into on this ______ day of ___________, 2003 by and between Waypoint Financial Corp., a Pennsylvania corporation (the "Company"), with its principal office in Harrisburg, Pennsylvania, and David E. Zuern, a resident of Pennsylvania ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company had heretofore employed Executive under an Employment Agreement originally entered into as of _______________________, 2003 (the "Employment Agreement); and

         WHEREAS, Executive has terminated employment and the Employment Agreement has been terminated as of _____________________________, and

         WHEREAS, the Company and Executive wish to enter into an agreement to provide for a mutual release as to any claims including, without limitation, claims that might be asserted by Executive under the Employment Agreement and the Age Discrimination in Employment Act, as further described herein, and reaffirm Executive's right to indemnification for actions taken within the scope of his employment.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The Company and Executive hereby agree that Executive's termination of employment shall be effective on ________________ and that the Employment Agreement, except as otherwise provided therein as to obligations that continue beyond its term, shall terminate on that date.

         2. Notwithstanding Executive's termination of employment and the termination of the Employment Agreement, in consideration of the release provided by Executive under paragraph 6 below, the Company shall pay or cause to be paid or provided to Executive, subject to applicable employment and income tax withholdings and deductions, all amounts and benefits required under Section 5.4 of the Employment Agreement.

         3. Executive agrees and acknowledges that the Company, on a timely basis, has paid, or has agreed to pay, to Executive all other amounts due and owing based on his prior services in accordance with the terms of the Employment Agreement and that the Company has no obligation, contractual or otherwise to Executive, except as provided herein, nor does it have any obligation to hire, rehire or re-employ Executive in the future.


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         4.       Executive agrees and reaffirms that the provisions of the
                  Employment Agreement relating to Confidential Information shall continue to apply notwithstanding the termination of Executive's employment and the termination of the Employment Agreement, and that the Company shall be entitled to all remedies available under Section 4 of the Employment Agreement in enforcing its rights hereunder as well as under Section 2 of the Employment Agreement.

         5. Executive further agrees and reaffirms that Section 3 of the Employment Agreement, as to Non-Competition, shall continue to apply notwithstanding the termination of Executive's employment and the termination of the Employment Agreement, and that the Company shall be entitled to all remedies available under Section 4 of the Employment Agreement in enforcing its rights hereunder as well as under Section 3 of the Employment Agreement.

         6. In full and complete settlement of any claims that Executive may have against the Company, including any possible violations of the Age Discrimination in Employment Act, 29 U.S.C. '621 et. seq. ("ADEA"), in connection with his termination of employment, and for and in consideration of the undertakings of the Company described herein, Executive does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company, and each of its subsidiaries and affiliates, their officers, directors, shareholders, partners, employees and agents, and their respective successors and assigns, heirs, executors and administrators (hereinafter all included within the term "the Company"), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which he ever had, now has, or hereafter may have, or which Executive's heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of Executive's employment to the date of this Agreement; and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive's employment relationship or the Employment Agreement and his termination from that employment relationship and the termination of the Employment Agreement, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under ADEA, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. '2000e et. seq. ("Title VII"), the Employee Retirement Income Security Act, the Americans with Disabilities Act, the family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law,ss.ss. 1981-1988 of Title 42 of the U.S.C., the Immigration Reform and Control Act, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family and Medical Leave Act, Section 11(c) of the Occupational Safety and Health Act, and any common law claims now or hereafter recognized and all


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                  claims for counsel fees and costs; provided, however, that nothing herein shall preclude Executive from joining the Company, and the Company shall defend Executive, in any action brought against and for which he would have been indemnified pursuant to the bylaws of the Company as of the date hereof, unless later limited in accordance with applicable law, or under applicable law (in which case he shall notify the Company within five business days after receiving service of process as to the commencement of the action and give the Company the right to control the defense of any such action). Notwithstanding the foregoing, nothing contained herein shall prevent Executive from requiring the Company to fulfill its obligations hereunder, under the Employment Agreement or under any employee benefit plan, as defined in Section 3(3) of ERISA, maintained by the Company and in which Executive participated.

         7. Executive further agrees and covenants that neither he, nor any person, organization or other entity on his behalf, will file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for personal equitable or monetary or other similar relief against the Company, involving any matter occurring at any time in the past up to and including the date of this Agreement, or involving any continuing effects of any actions or practices which may have arisen or occurred prior to the date of this Agreement, including any charge of discrimination under ADEA, Title VII, the Workers' Compensation Act or state of local laws. In the event that Executive breaches his undertakings under this Agreement, then the Company will be relieved of all further obligations owed hereunder and he will forfeit all monies paid to him and the value of the benefits due under Section 5.4 of the Employment Agreement.

         8. In full and complete settlement of any claims that the Company may have against Executive, other than the fulfillment of Executive's obligations hereunder or his remaining obligations under the Employment Agreement as provided in Sections 4 and 5 above, and for and in consideration of the undertakings of Executive described herein, the Company does hereby REMISE, RELEASE, AND FOREVER DISCHARGE Executive and his heirs, executors and administrators (hereinafter all included within the term "Executive"), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which the Company ever had, now has, or hereafter may have, by reason of any matter, cause or thing whatsoever within the scope of Executive's employment by the Company from the beginning of Executive's employment with the Company to the date of this Agreement; and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to actions taken by Executive within the scope of his employment relationship or pursuant to the Employment Agreement and the termination of that employment relationship with the Company and of the Employment Agreement.

         9. The Company further agrees and covenants that neither it, nor any person, organization or other entity on its behalf, will file, charge, claim, sue or cause or


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                  permit to be filed, charged, or claimed, any action for
                  damages, including injunctive, declaratory, monetary or other relief against Executive, involving any matter occurring at any time in the past up to the date of this Agreement, or involving any continuing effects of any actions or practices which may have arisen or occurred prior to the date of this Agreement so long as Executive meets all of his obligations under this Agreement and the Employment Agreement. In the event that the Company breaches its undertakings under this Agreement, then Executive will be relieved of all further obligations owed hereunder.

         10. Executive hereby agrees and acknowledges that under this Agreement, the Company has agreed to provide him with compensation and benefits that are in addition to any amounts to which he otherwise would have been entitled under the Employment Agreement or otherwise in the absence of this Agreement, and that such additional compensation is sufficient to support the covenants and agreements by Executive herein.

         11. Executive further agrees and acknowledges that the undertakings of the Company as provided in this Agreement are made to provide an amicable conclusion of Executive's employment by the Company and, further, that Executive will not require the Company to publicize anything to the contrary. Executive and the Company, its officers and directors, will not, disparage the name, business reputation or business practices of the other. In addition, by signing this Agreement, Executive agrees not to pursue any internal grievance with the Company.

         12. Executive hereby certifies that he has read the terms of this Agreement, that he has been advised by the Company to consult with an attorney and that he understands its terms and effects. Executive acknowledges further that he is executing this Agreement of his own violation, without any threat, duress or coercion and with a full understanding of its terms and effects and with the intention, as expressed in Section 6 hereof, of releasing all claims recited herein in exchange for the consideration described herein, which he acknowledges is adequate and satisfactory to him provided the Company meets all of its obligations under this Agreement. The Company has made no representations to Executive concerning the terms or effects of this Agreement other than those contained in this Agreement.

         13. Executive hereby acknowledges that he was presented with this Agreement on ________________________, and that he was informed that he had the right to consider this Agreement and the release contained herein for a period of twenty-one (21) days prior to execution. Executive also understands that he has the right to revoke this Agreement for a period of seven
                  (7) days following execution, by giving written notice to the Company at 235 N. Second Street, Harrisburg, PA 17101,
                  Attention: Chairman, Compensation and Benefits Committee, in which event the provisions of this Agreement shall be null and void, and the parties shall have the rights, duties, obligations and remedies afforded by applicable law.

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         14.      Executive and the Company agree that if any part of this
                  Agreement is determined to be invalid, illegal or otherwise unenforceable, the remaining provisions of this Agreement shall not be affected and will remain in full force and effect.

         15. Executive agrees that he will not in any way communicate the terms of this Agreement to any person other than his immediate family, attorney or financial advisor unless compelled by law or administrative proceeding to do so.

         16. This Agreement shall be interpreted and enforced under the laws of the Commonwealth of Pennsylvania.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

          ATTEST:                           WAYPOINT FINANCIAL CORP.



         ________________________________   By: ________________________________
         Secretary                                 Charles C. Pearson, Jr.
                                            Title:  Chairman of the Board

         WITNESS:                           EXECUTIVE:



         -------------------------------    -----------------------------------
                                                    David E. Zuern


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